Exhibit 10.19

WAIVER AND LOAN MODIFICATION AGREEMENT

This Loan Modification Agreement is entered into as of May 16, 2002, by and between eGain Communications Corp., a Delaware corporation (the “Borrower”) and Silicon Valley Bank (“Bank”).

1.  DESCRIPTION OF EXISTING INDEBTEDNESS:    Among other indebtedness which may be owing by Borrower to Bank, Borrower is indebted to Bank pursuant to, among other documents, a Loan and Security Agreement, dated March 27, 2002, as may be amended from time to time, (the “Loan Agreement”). The Loan Agreement provided for, among other things, a Committed Revolving Line in the original principal amount of Five Million Dollars ($5,000,000). Defined terms used but not otherwise defined herein shall have the same meanings as in the Loan Agreement.

Hereinafter, all indebtedness owing by Borrower to Bank shall be referred to as the “Indebtedness.”

2.  DESCRIPTION OF COLLATERAL AND GUARANTIES.    Repayment of the Indebtedness is secured by the Collateral as described in the Loan Agreement. Additionally, repayment of the Indebtedness is secured by the Intellectual Property Collateral as described in a Intellectual Property Security Agreement, dated March 27, 2002, by and between Borrower and Bank, as may be amended from time to time, (the “IP Security Agreement”)

Hereinafter, the above-described security documents, together with all other documents securing repayment of the Indebtedness shall be referred to as the “Security Documents”. Hereinafter, the Security Documents, together with all other documents evidencing or securing the Indebtedness shall be referred to as the “Existing Loan Documents”.

3.  WAIVER.    Bank hereby waives the Events of Default arising out of Borrower’s failure to comply with the Profitability covenant set forth in Section 6.7(ii) of the Loan Agreement for the fiscal quarter ending March 31, 2002, failure to comply with such covenant being an Event of Default under Section 8.2 of the Loan Agreement (the “Existing Default”). This waiver applies only to the Existing Default and shall not in any way affect any other obligation, agreement or covenant of Borrower, or any right or remedy of Bank, under the Loan Agreement, as amended hereby.

4.  DESCRIPTION OF CHANGE IN TERMS.

A.  Modification(s) to Loan Agreement.

1.  Section 13 of the Loan Agreement is hereby amended by adding the following new definition thereto in the appropriate alphabetical order:

“Robertson Stephens Control Agreement” is a control agreement, in form and substance satisfactory to Bank, duly executed by Borrower, Bank, and Robertson Stephens with respect to all deposit accounts and investment accounts maintained by Borrower at Robertson Stephens.

2.  Section 13 of the Loan Agreement is hereby amended by adding the following new definition thereto in the appropriate alphabetical order:

“Bank of Montreal Control Agreement” is a control agreement, in form and substance satisfactory to Bank, duly executed by Borrower, Bank, and Bank of Montreal with respect to all deposit accounts and investment accounts maintained by Borrower at Bank of Montreal.

3.  Section 3.1 of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

3.1  Conditions Precedent to Initial Credit Extension.

Bank’s obligation to make the initial Credit Extension is subject to the condition precedent that it receive the agreements, documents and fees it requires, including but not limited to control agreements with respect to all deposit accounts and investment accounts maintained by Borrower, in form and substance satisfactory to Bank, in order for Bank to perfect its security interest in such deposit accounts and investments accounts, provided, however, that: (i), Borrower may deliver to Bank the Robertson Stephens Control Agreement on or before May 20, 2002, and (ii) Borrower may deliver to Bank the Bank of Montreal Control Agreement on or before July 15, 2002.

5.  CONSISTENT CHANGES.    The Existing Loan Documents are hereby amended wherever necessary to reflect the changes described above.

6.  NO DEFENSES OF BORROWER.    Borrower (and each guarantor and pledgor signing below) agrees that, as of the date hereof, it has no defenses against the obligations to pay any amounts under the Indebtedness.

7.  CONTINUING VALIDITY.    Borrower (and each guarantor and pledgor signing below) understands and agrees that in modifying the existing Indebtedness, Bank is relying upon Borrower’s representations, warranties, and agreements, as set forth in the Existing Loan Documents. Except as expressly modified pursuant to this Loan Modification Agreement, the terms of the Existing Loan Documents remain unchanged and in full force and effect. Bank’s agreement to modifications to the existing Indebtedness pursuant to this Loan Modification Agreement in no way shall obligate Bank to make any future modifications to the Indebtedness. Nothing in this Loan Modification Agreement shall constitute a satisfaction of the Indebtedness. It is the intention of Bank and Borrower to retain as liable parties all makers and endorsers of Existing Loan Documents, unless the party is expressly released by Bank in writing. No maker, endorser, or guarantor will be released by virtue of this Loan Modification Agreement. The terms of this paragraph apply not only to this Loan Modification Agreement, but also to all subsequent loan modification agreements.

8.  CONDITIONS.    The effectiveness of this Loan Modification Agreement is conditioned upon receipt by Bank of a fully executed copy of this Loan Modification Agreement.

This Loan Modification Agreement is executed as of the date first written above.

BORROWER:		BANK:

EGAIN COMMUNICATIONS CORP.		SILICON VALLEY BANK

By:	/s/ HARPREET GREWAL	By:	/s/ BRADFORD LEAHY

Name:	Harpreet Grewal	Name:	Bradford Leahy

Title:	Chief Financial Officer	Title:	Vice President

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